FOR IMMEDIATE RELEASE

JMAR TECHNOLOGIES REPORTS SECOND QUARTER 2006 RESULTS

SAN DIEGO, California (August 14, 2006) – JMAR Technologies, Inc. (NASDAQ: JMAR) today reported the status of its new product development activities and released its financial results for the quarter ended June 30, 2006.

Since the last quarterly update in May, the Company has made solid progress with several business initiatives, including:

•	Award of $3.1 million from NAVAIR for the X-ray Mask and Nanolithography Programs

•	Receipt of a BioSentry purchase order from Princess Cruise Lines, with the successful completion of a six-month preliminary test proving the system’s value to the Cruise Ship Industry

•	Completion of a water-monitoring test program for the City of Anaheim, validating BioSentry’s value to the Homeland Security Market

•	Selection by the U.S. Army for a Phase II SBIR Grant for work focused on development of a new laser-based system for remote detection of Improvised Explosive Devices (IEDs)

•	Retention of Agile Equity to identify potential business partners for JMAR’s BioSentry product

•	Exhibition of BioSentry to more than 14,000 professionals at ‘The World’s Water Event’

“Our decision this past April to realign JMAR’s technical resources to accelerate BioSentry is producing solid results, as evidenced by the series of press releases posted in June”, said Dr. Neil Beer, president and CEO of JMAR. “With successful completion of our water-monitoring tests in a range of industry segments, coupled with our careful management of resources, we are making significant progress in establishing BioSentry’s commercial success.”

Financial Results:

Revenues for the three months ended June 30, 2006 were $3,063,156, compared to $2,714,680 for the corresponding quarter of 2005. Revenues in 2006 included $1,468,039 from the Company’s subcontract (GDAIS Subcontract) with General Dynamics Advanced Information Systems (GDAIS), related to the maintenance of a semiconductor wafer fabrication process installation, $972,444 from the Company’s mask contract with Naval Air Systems Command (NAVAIR Contract), $253,918 from an additional purchase order from GDAIS related to the installation of equipment in the DMEA foundry (collectively with the GDAIS Subcontract, the DMEA Contracts), and $192,242 from the Company’s contract with the Defense Advanced Research Projects Agency (DARPA Contract). Revenues for the quarter were favorably impacted by an increase of $763,914 related to the DMEA Contracts and $174,072 in revenues from the NAVAIR Contract. These increases were offset by a decrease of $236,062 related to the DARPA Contract, $191,800 related to BriteLight sales, and a decrease of $124,314 related to the READ program.

As previously reported, in March 2006, GDAIS informed the Company that JMAR would not receive additional subcontract funding for the remainder of 2006 and beyond. All work under the GDAIS Contract has been completed with the exception of administrative run-off activities.

For the six months ended June 30, 2006, JMAR reported revenues of $5,444,555, up from $4,582,011 in the comparable period in 2005. The net loss for the first six months of 2006 was $4,849,240, compared to a net loss of $3,449,245 in the first six months of 2005. This net loss reflects the Company’s continued investment in product development, primarily associated with the $1,977,912 invested in BioSentry and X-ray product lines, an accounts receivable reserve of $219,251 and a non-cash compensation charge of $202,812 related to the Company’s adoption on January 1, 2006 of SFAS #123R. The net loss for the first six months of 2005 included product development costs of $1,397,477.

JMAR reported a net loss for the quarter ended June 30, 2006 of $2,589,003, compared to a net loss of $1,757,796 for the corresponding quarter of 2005. The net loss in the second quarter of 2006 is partly attributable to product development costs of $977,232, along with the accounts receivable reserve of $219,251 and a non-cash compensation charge of $88,207 related to SFAS #123R. The net loss for the corresponding quarter of 2005 was partly attributed to $595,495 in product development costs.

About JMAR

JMAR Technologies, Inc. is a leading innovator in the development of laser-based technology and x-ray processes for nano-scale imaging, analysis and fabrication. The Company is leveraging more than a decade of laser and photonics research to develop a portfolio of products with commercial applications in rapidly growing industries, while continuing to carry out research and development for the U.S. Government.

JMAR’s flagship product, BioSentry™, is a contamination warning system for waterborne microorganisms. BioSentry™ uses laser-based, multi-angle light scattering technology to provide continuous, on-line, real-time monitoring for harmful microorganisms. BioSentry™ is targeted toward a number of applications across multiple markets, including homeland security, the cruise ship and beverage industries, pharmaceutical companies, and municipal water utilities.

JMAR’s pursuit of leading edge products also targets nanotechnology, bioscience and the semiconductor industries with its BriteLight™ laser, a stand-alone product as well as the x-ray light source in nanolithography systems; the X-ray Microscope for 3D visualization of single cells and polymers; and the X-ray NanoProbe for enabling nano-scale interaction, analysis and materials modification. In addition, JMAR employs key strategic alliances for the production of a hazardous materials chemical sensor, and the prototyping and production of a nanoparticle ultra-thin coating system.

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Contact:

JMAR Technologies, Inc.

Dennis Valentine Chief Financial Officer Phone: 858-946-6800

This news release contains certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the risk that the performance validation tests of the BioSentry Beta units are not successfully completed due to unforeseen issues with the installation and operation of the units outside of the controlled environment of JMAR’s facility, delays in completion of the X-ray Microscope and X-ray Nano Probe prototypes and transition to production units, the failure of the technology to perform as predicted, competition from alternative technologies, uncertainties as to the size of the markets , cost and margins for JMAR’s products, failure to obtain market acceptance, current or future government regulations affecting the use of JMAR’s products, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies and those risks detailed in the Company’s Form 10-K for the year ended December 31, 2005 and Form 10-Q for the quarter ended June 30, 2006 filed with the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. JMAR Technologies, Inc. does not assume any duty to publicly update or revise the material contained herein.

-TABLES FOLLOW-

FINANCIAL DATA
STATEMENTS OF OPERATIONS
(Unaudited)

Three Months Ended June 30, Six Months Ended June 30,

	2006	2005	2006	2005
Revenues	$3,063,156	$2,714,680	$5,444,555	$4,582,011
Loss from Operations	(2,500,138)	(1,727,767)	(4,732,701)	(3,380,594)
Net Loss	(2,589,003)	(1,757,796)	(4,849,240)	(3,449,245)
Deemed Preferred Stock Dividends	(305,723)	(432,186)	(654,670)	(813,804)
Loss Applicable to Common Stock	(2,894,726)	(2,189,982)	(5,503,910)	(4,263,049)
Loss per Share*	(0.07)	(0.06)	(0.14)	(0.12)
*Includes preferred stock dividends

SELECTED BALANCE DATA SHEET

	June 30, 2006	December 31, 2005
	(Unaudited)
Assets	$13,962,781	$16,317,944
Cash	3,389,619	5,490,789
Working Capital	967,444	4,036,601
Short-Term Debt	1,624,056	162,351
Long-Term Liabilities	604,055	773,222
Redeemable Convertible Preferred Stock	5,111,537	6,969,341
Shareholders’ Equity	3,311,558	4,555,228

For further details, please see the full text of JMAR’s Form 10-Q for the three months ended

June 30, 2006, available from JMAR or at www.sec.gov.